CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus
constituting part of this Registration Statement on
Form SB-2 for Sky Way Aircraft Inc., of our report
dated May 8, 2002, relating to the April 30, 2002
financial statements of Sky Way Aircraft Inc.,
which appears in such Prospectus.   We also consent
to the reference to us under the heading "Experts".

/s/PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
July 8, 2002